1 Frequently Asked Questions about JCAP Capital Initiatives Exhibit 99.1

2 Safe Harbor Disclosure Regarding Forward - Looking Statements This presentation includes "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding our future performance, future profits from investments, our future stock price, our dividend, our Heitman Joint Venture, our proposed credit facility, our loan pipeline, our anticipated loan closings and future funding of existing loan commitments. The ultimate occurrence of events and results referenced in these forward - looking statements is subject to known and unknown risks and uncertainties, many of which are beyond our control. These forward - looking statements are based upon the Company's present intentions and expectations, but the events and results referenced in these statements are not guaranteed to occur. Investors should not place undue reliance upon forward - looking statements. There can be no assurance that we will complete our proposed credit facility or that our expectations of the future performance of our investments or the Heitman Joint Venture will be achieved. For a discussion of these and other risks facing our business, see the information under the heading “Risk Factors” in our Annual Report on Form 10 - K for the year ended December 31, 2015, with the Securities and Exchange Commission (“SEC”) on April 5, 2016, and our other filings with the SEC from time to time, which are accessible on the SEC’s website at www.sec.gov.

3 Since our March 7, 2016 earnings announcement, a number of events have occurred that have impacted Jernigan Capital and our stock price. Many of these events are related to our capitalization, specifically our joint venture with an affiliate of Heitman Capital Management. Third parties have erroneously reported certain facts about our joint venture and other capital initiatives, and we have fielded many questions from our stockholders, who are worried about their investments. The purpose of these FAQs is to provide all stakeholders with the most up - to - date information we can while at the same time correcting various factual inaccuracies, omissions and misleading statements in third party reports about Jernigan Capital. Although we cannot respond to every report written about us, the depth of inaccurate information reported recently has compelled us to issue these FAQs. What is the purpose of these FAQs?

4 We believe the stock has dropped for a number of reasons. First, we believe there has been substantial misinformation disseminated to the market by third parties who misstated or omitted material facts, made erroneous inferences about our capital situation and speculated about events or occurrences that had no basis in fact. Secondly, we did not file our 10 - K on a timely basis, raising concerns that we had liquidity or accounting issues when, in fact, the 10 - K was delayed solely because we were finalizing the terms of the Heitman joint venture and needed additional time to complete the filing. We completed the joint venture and the filing three business days after our notice of late filing, and we immediately filed our 10 - K. Thirdly, we believe the market has not yet appreciated the value inherent in the portfolio of development investments that we have originated. Finally, over the past 9 months we have had to build infrastructure to properly take advantage of the investment opportunity we have. The ramp - up of G&A expenses was not anticipated at the time of the IPO, but the ramp - up is now complete and G&A has leveled off. We believe the market has been slow to accept the scalability of our platform, and we intend to demonstrate that scalability over the next several quarters. Why do you think the JCAP stock price has dropped so much?

5 No - In the summer of 2015, we began mining a pipeline of development investments that was much larger than that anticipated at the time of JCAP’s initial public offering in March 2015. We realized then that our opportunity to grow was greater, and presented itself more quickly, than we anticipated at the time of the IPO. We also realized that the optimal investment strategy for our stockholders was to pursue new development, as the demand for new development was unprecedented in the self - storage sector and our development investment model provided for profit participations that potentially produce exceptional shareholder returns. In analyzing our investment and capital opportunities and needs, with anticipated funding periods of 12 to 18 months on development investments, we decided that an equity joint venture would more appropriately match the required funding of our development pipeline at a lower cost of capital than would a public equity offering at below book value. Therefore, in late November 2015 we set out on the course to consummate a high quality institutional joint venture. We believe that in Heitman and the institutional investor who co - invested with Heitman, which co - investor is one of the largest and most well respected institutional investors in the world, we have validation of our investment thesis and the most efficient capital we could have reasonably attained. We also believe we have the potential for returns to shareholders that will far exceed those we could have delivered through the issuance of common equity to the public at dilutive pricing. Was JCAP forced to do the Heitman JV due to liquidity concerns?

6 Absolutely not – The joint venture is a $122.2 million joint venture, with $41.9 million of that capital already absorbed by our contribution of 3 existing investments to the joint venture, leaving approximately $80.3 million of capital for other investments. As stated in our Form 8 - K filing with the SEC on March 11, 2016, we are “obligated to present all new self - storage development investment opportunities to the joint venture until the earlier of March 31, 2017 or until the Heitman Joint Venture’s capital is fully committed ” (emphasis added). In our March 7, 2016 earnings release, we stated that we had $119.4 million of investments subject to active term sheets. All of those investments were presented to Heitman for inclusion in the joint venture while we were negotiating the venture, and we believe that the joint venture will commit substantially all of the remaining $80.3 million of capital before the end of the second quarter of 2016. Of the pipeline in excess of $80.3 million, we are free to pursue other corporate financing initiatives to fund that pipeline, including additional joint ventures (subject to Heitman right of first offer), private equity investments at the corporate level, various debt financings and public equity offerings. Management will continue to exercise discipline in determining the optimal source of capital to best create value for shareholders out of this robust investment opportunity that has been presented to us. Does the Heitman JV require you to provide all investments to the JV for an unlimited amount of time?

7 No, quite to the contrary – Under the joint venture agreement, we are first paid a preferential payment of net income from the joint venture equal to 1% of the new investments generated by the joint venture after the initial $41.9 million of investments we contributed to the joint venture on March 31, 2015. This equates to $803,000 of preferential income to us if the joint venture is fully committed. In addition, we are paid up to $8,334 per month as an administration fee (based on the principal amounts of closed loans in the joint venture) during the life of the joint venture. After those payments, we share in interest income (the 6.9% coupon received on our development investments) in the 90%/10% ratio that our partners and we contributed capital to the joint venture. However, capital proceeds (which include investment repayments, profits participations on the sale of development projects, and proceeds from the financing or refinancing of any joint venture assets) are distributed 90%/10% only until our partners have received a 14% internal rate of return on their invested capital (IRR). After our partners have met their 14% IRR hurdle, excess capital proceeds will be distributed (1) 80%/20% until our partners have received a 17% IRR, (2) 70%/30% until our partners have received a 20% IRR, and (3) 60%/40% over and above the foregoing splits. At underwriting, we believe most of our development investments will produce unleveraged IRRs in excess of 15%. We also believe that when development projects achieve certificates of occupancy, the joint venture will be able to add financial leverage to its investments, which we believe substantially increases IRRs on development projects. Accordingly, we believe that our 10% equity investment in the joint venture likely will yield to us significantly more than 10% of the capital proceeds from the joint venture’s investments. We believe this joint venture is more accretive to our net asset value than any other investment strategy we could have pursued with the limited capital we had. Has JCAP given away a disproportionate amount of profit from development investments to the Heitman Joint Venture?

8 No – No loan can be put to JCAP by the joint venture under any circumstance. Therefore, if a loan defaults, the joint venture suffers the loan loss, with our joint venture partners absorbing 90% of that loss (subject to limited completion guarantee). However, the joint venture agreement does permit our partners to “put” a profits interest in a development project to JCAP in one very limited circumstance: if a joint venture - financed self - storage development project is refinanced other than with the joint venture and the joint venture’s principal investment is repaid but the profits interest is not monetized because the underlying property is not sold at the same time, then after March 7, 2020 the joint venture has the right to “put” the profits interest to JCAP. In the alternative, the joint venture has the right to sell the profits interest to a third party and distribute the proceeds. As we have publicly stated in the past, we believe these profits interests have values of between $2.0 and $4.0 million apiece, versus loan amounts of between $7.0 and $15.0 million, so the put of a profits interest 4 years from now looks dramatically different than a put of the principal amount of a loan. That said, we believe it is very unlikely that a put is ever exercisable because the developers for whom we provide financing generally sell properties at the earliest possible time to maximize development profits; therefore, we believe most, if not all, of the projects we finance will be sold before the fourth anniversary of the joint venture agreement. We also believe that even after the fourth anniversary, developers will prefer to sell their projects rather than refinance and operate them, thus never triggering the put. Does the Heitman Joint Venture have a “put” of loans in the joint venture to JCAP in certain events?

9 If we choose to raise capital in a joint venture with proposed terms that are the same as, or similar to the joint venture we currently have with Heitman then we are required to give it a right of first offer to participate in such joint venture – nothing in the joint venture agreement prohibits us from seeking a joint venture with another party subject to the right of first offer described above, or if it does not exercise its right of first offer. However, Heitman is a valued partner, and we would expect to have future discussions with Heitman about additional joint ventures. Moreover, nothing in the joint venture agreement precludes us from other capital raising activities, such as private equity investments at the corporate level or public offerings of equity. Is JCAP obligated to do additional joint ventures solely with Heitman?

10 No – we are the managing member of the joint venture. Heitman recognizes our self - storage knowledge, experience and relationships and will rely on us to source all investments, manage the relationships with developers, process and service all investments and make decisions regarding financial and tax accounting. Heitman and the institutional investor do have 90% of the capital at risk in the joint venture; therefore, Heitman must agree upon each investment that the joint venture makes. However, if Heitman rejects an investment offered by us to the joint venture, we are free to pursue the investment outside the joint venture. The joint venture agreement also requires that we agree upon an annual business plan and operating budget that we will prepare and present for approval. We believe these are typical provisions in joint venture agreements in the REIT industry. Does Heitman control the management of the joint venture?

11 Yes, but only upon a change of control of JCAP, Dean Jernigan’s ceasing to have an active role at JCAP, our bankruptcy or insolvency or in the event we commit fraud, or engage in conduct that is grossly negligent, willful misconduct or in bad faith. Does Heitman have the authority to remove JCAP as managing member?

12 We continue to diligently work with the potential lender on finalizing documentation of the credit facility and finalizing the potential lender’s due diligence. We expect the credit facility to be structured as a Senior Participating Interest in a pool of JCAP investment assets upon which the potential lender and we have agreed. This structure is consistent with the A Note sales that we described in our IPO prospectus. We have agreed on substantially all business terms, including interest rate. We are working toward executing definitive agreements by the end of April 2016. What is the status of the credit facility that you discussed in your March earnings release?

13 No – The potential lender has not requested a dividend suspension covenant, nor do we expect it to. We do expect a covenant that will require us to maintain a certain level of liquidity, which we expect we will continue to meet. Does the proposed credit facility contain a covenant that would require JCAP to suspend its dividend currently?

14 Yes – We believe that Heitman will approve the joint venture’s acquisition of a number of our existing development investments, which would result in the joint venture assuming remaining funding obligations with respect to such investments and paying JCAP cash for 90% of the amount already funded to date on those investments. The cash received would be sufficient to fund all other investment obligations we currently have. In addition, we have rights of first refusal to purchase most of the development projects that we have financed. We believe that the equity self - storage REITs would be willing to acquire development investments that remain on our balance sheet at attractive valuations. If the credit facility is not procured, does JCAP have sufficient sources of capital to meet its current commitments?

15 First, we believe the decline in our stock price has been illogical and contrary to the strong fundamentals present in the self - storage sector. We believe the recent decline is largely due to misinformation and erroneous assumptions about the Heitman joint venture and our other financing plans. However, we acknowledge that we have not deployed IPO capital as quickly as the market expected and we exceeded the overhead level anticipated at the time of the IPO. Our first plan of action is to perform according to expectations, and we are well on our way to doing so. We expect to conduct a series of regional meetings with investors to answer their questions about our business model and convince them it is working. We also intend to continue underwriting very high return development projects and sourcing the most optimally priced capital to enable us to continue servicing the robust pipeline we have developed. Most importantly, we intend to continue to serve our shareholders in a thoughtful, disciplined manner with a view toward long - term value creation in the most efficient platform we can successfully run. What is management’s plan to address the large decline in JCAP’s stock price since November 2015?